Rosca, Inc.
Pro Forma Condensed Combined Balance Sheet
September 30, 2009
(Unaudited)

	Rosca, Inc. September 30, 2009	Secure Path Techonology, LLC. September 30, 2009	Pro Forma Adjustments	Reference	Pro Forma Combined September 30, 2009
Assets
Current assets:
Cash	$ 331	$ 19,796			$ 20,127
Accounts receivable, net	-	22,792			22,792
Other current assets	-	-			-
Total current assets	331	42,588			42,919

Notes receivable	-	125,337			125,337
Property and equipment, net	-	819,874			819,874
Prepaid license fees	-	212,336			212,336
Other	-	217,809			217,809
Intangible assets and goodwill	-	-	7,562,872	[1]	7,562,872
Total Assets	$ 331	$ 1,417,944			$ 8,981,147

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$ 5,980	$ 342,836			348,816
Accrued liabilities	-	238,626			238,626
Notes payable to related parties	-	746,482			746,482
Notes payable	37,940	178,936			216,876
Embedded derivative liability	-	498,936			498,936
Total current liabilities	43,920	2,005,816			2,049,736

Commitment and contingencies	-	-			-
Total liabilities	43,920	2,005,816			2,049,736

Stockholders’ deficit:
Common stock, $.001 par value	8,500	-	(1,675)	[1]	6,825
				[2]
Additional paid−in capital	21,500	-	6,972,675	[1]	6,998,175
			4,000	[2]
Membership interest	-	11,715,413	(11,715,413)	[1]	-
Accumulated deficit	(73,589)	(12,303,285)	12,303,285	[1]	(73,589)
Total shareholders’ equity (deficit)	(43,589)	(587,872)			6,931,411
Total Liabilities and Shareholders' Deficit	$ 331	$ 1,417,944			$ 8,981,147

See accompanying notes

Rosca, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended September 30, 2009
(Unaudited)

	Rosca, Inc. Three Months Ended September 30, 2009	Secure Path Technology, LLC Three Months Ended September 30, 2009	Pro Forma Adjustments	Reference	Pro Forma Combined
Sales	$ -	$ 14,865			$ 14,865
Cost of sales	-	157,207			157,207
Gross profit (loss)	-	(142,342)			(142,342)

Operating expenses:
Selling and marketing	-	11,149			11,149
General and administrative	4,372	385,887			390,259
Total operating expenses	4,372	397,036			401,408
Operating loss	(4,372)	(539,378)			(543,750)

Other income (expense):
Interest expense	-	(37,096)			(37,096)
Interest income	-	2			2
Change in fair value of derivatives	-	(132,516)			(132,516)
	(4,372)	(708,988)
Income taxes	-	-
Net loss	$ (4,372)	$ (708,988)			$ (713,360)

Net loss per share	$ (0.00)				$ (0.10)
Weighted average number of common shares outstanding	8,500,000		(1,675,000)	[2]	6,825,000

See accompanying notes

Rosca, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Twelve Month Period Ended June 30, 2009 and the Year Ended June 30, 2009 for Rosca Inc. and Secure Path Technology, LLC., Respectively
(Unaudited)

	Rosca, Inc. Twelve Months Ended June 30, 2009	Secure Path Technology, LLC Year Ended June 30, 2009	Pro Forma Adjustments	Reference	Pro Forma Combined
Sales	$ -	$ 122,792			$ 122,792
Cost of sales	-	350,440			350,440
Gross profit (loss)	-	(227,648)			(227,648)

Operating expenses:
Selling and marketing	-	184,092			184,092
General and administrative	22,250	1,478,485			1,500,735
Total operating expenses	22,250	1,662,577			1,684,827
Operating loss	(22,250)	(1,890,225)			(1,912,475)

Other income (expense):
Interest expense	-	(11,273)			(11,273)
Interest income	-	6,790			6,790
Change in fair value of derivatives	-	(194,350)			(194,350)
	(22,250)	(2,089,058)			(2,111,308)
Income taxes	-	-			-
Net loss	$ (22,250)	$ (2,089,058)			$ (2,111,308)

Net loss per share	$ (0.00)				$ (0.31)
Weighted average number of common shares outstanding	8,500,000		(1,675,000)	[2]	6,825,000

See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Basis of presentation

On February 10, 2010, Rosca Inc. (the “Company” or “Rosca”) closed a Plan of Merger and Reorganization Agreement (“Merger Agreement”), whereby it has acquired 100% of the outstanding equity interests of Secure Path Technology, LLC (“Secure Path”). Upon completion of the merger, Secure Path became a wholly-owned subsidiary of the Company.

Consideration Paid:
Fair value of common stock issues	$ 6,975,000
Net liabilities assumed over assets acquired	587,872
$ 7,562,872

The preliminary estimated purchase price was determined based on the closing market price of the common stock issued immediately preceding the date of acquisition.

The acquisition of Secure Path is being accounted for using the purchase method of accounting in accordance Accounting Standards Codification No. 805, “Business Combinations”, whereby the estimated purchase price has been allocated to tangible and intangible net assets acquired based upon preliminary fair values at the date of acquisition. Estimates for identifiable intangible asset are being determined based on valuations which have not been completed as of the date of this filing.  Valuations require significant estimates and assumptions including, but not limited to, estimating future cash flows and developing appropriate discount rates. The preliminary fair values assigned to approximate their net book value. The remaining assets and liabilities are based upon their historical carrying value which approximates market value. The purchase price and fair value estimates for the purchase price allocations may be refined as additional information becomes available and valuations are completed. The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$ 19,796
Accounts receivable, net	22,792
Notes receivable	125,337
Property and equipment, net	819,874
Prepaid license fees	212,336
Other	217,809
Intangible assets and goodwill	8,150,744
Accounts payable	(342,836)
Accrued liabilities	(238,626)
Notes payable to related parties	(746,482)
Notes payable	(178,936)
Embedded derivative liability	(498,936)
$ 7,562,872

The fixed assets are estimated to be depreciated from the date of acquisition with estimated useful lives ranging from three to five years. The estimated useful life of the intangible asset will be amortized over their respective estimated lives which will be determined upon completed of the purchase price allocation.

Any resulting goodwill is not subject to amortization and the amount assigned to goodwill is not deductible for tax purposes.

The unaudited pro forma condensed combined balance sheet was prepared assuming the transaction closed on September 30, 2009.  The unaudited pro forma condensed combined statements of operations were prepared as if the transaction had taken place (i) at the beginning of Secure Path’s year ended June 30, 2009 and (ii) for the three month ended September 30, 2009.  Since Rosca’s year end is December 31, the pro forma statement of operations for Rosca was prepared using the quarterly results beginning on July 1, 2008 through June 30, 2009.  These statements should be read in conjunction with the historical consolidated financial statements and related notes in Rosca Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the three-month periods ended September 30, 2008, March 31, 2009 and June 30, 2009. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Rosca and Secure Path and the related notes thereto.

The columns captioned “Rosca” represent the balance sheet of Rosca as of September 30, 2009 and the related statements of operations for the twelve month period ended June 30, 2009 and for the three months ended September 30, 2009. The columns captioned “Secure Path” represent the balance sheet of Secure Path as of June 30, 2009 and the related statements of operations for the year ended June 30, 2009 and for the three months ended September 30, 2009.

The unaudited pro forma combined condensed balance sheet and statements of operations have been prepared to give effect to the following pro forma adjustments which are deemed to be directly attributable to the transaction:

1.	The acquisition of 100% of the outstanding membership interest of Secure Path through the issuance of 2,325,000 shares of Rosca’s common stock;

2.	Cancellation of 4,000,000 shares of Rosca’s common stock from Christian Mancillas, Rosca’s former Chief Executive Officer.